Exhibit 99.1

Nuvectis Pharma, Inc. Reports Third Quarter 2024 Financial Results and Business Highlights

•	Clinical data update from the NXP800 Phase 1b study expected this month; NXP800 granted Orphan Drug Designation for the treatment of ARID1a-deficient ovarian, fallopian tube, and primary peritoneal cancers

•	NXP900 Phase 1a dose escalation study progressing as planned, 4 escalation cohorts completed with no DLTs, dose escalation continues

November 5, 2024, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the third quarter of 2024 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “In the third quarter we continued to advance the development programs of NXP800 and NXP900. For NXP800, we anticipate the upcoming clinical data update from the Phase 1b study in platinum-resistant, ARID1a-mutated ovarian cancer this month. In addition, we obtained a second Orphan Drug Designation for NXP800 from the FDA, for the treatment of ARID1a-deficient ovarian, fallopian tube, and primary peritoneal cancers.” Mr. Bentsur continued, “For NXP900, we have cleared 4 cohorts in the dose escalation Phase 1 study so far with no reports of dose limiting toxicities, and the dose escalation continues. In parallel, we are solidifying our plans for the next stage of development with both single agent and combination approaches to unlock the full therapeutic potential of NXP900, especially in non-small cell lung cancer in combination with currently approved targeted therapies to overcome acquired resistance to such therapies”. Mr. Bentsur concluded, “Finally, we continue to be responsible and efficient with our financial resources and believe that our current cash position will allow us to meet important milestones for both clinical programs and provide working capital well into 2026.”

Third Quarter 2024 Financial Results

Cash, cash equivalents, and short-term investments were $17.2 million as of September 30, 2024, compared to $19.1 million as of December 31, 2023. The decrease of approximately $2.0 million was primarily a result of the operating expenses for the quarter, partially offset by the utilization of the at-the-market facility.

The Company's net loss was $4.2 million for the three months ended September 30, 2024, compared to $5.9 million for the three months ended September 30, 2023. The net loss for the three months ended September 30, 2024, included $1.2 million in non-cash expenses related to stock-based compensation, and $0.5 million in one-time development costs in connection with NXP800 and NXP900.

Research and development expenses were $2.8 million for the three months ended September 30, 2024, compared to $4.5 million for the three months ended September 30, 2023.

General and administrative expenses were $1.5 million for the three months ended September 30, 2024, compared to $1.7 million for the three months ended September 30, 2023.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. The U.S. Food and Drug Administration granted Fast Track Designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma and ARID1a-deficient ovarian, fallopian tube, and primary peritoneal cancers. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900 has a unique mechanism of action in that it inhibits both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the potential benefits of the Orphan Drug Designation granted to NXP800, the preclinical and the Phase 1a data generated to date for NXP800 and the clinical expectations for the NXP800 Phase 1b study, including the pending clinical update from the ongoing Phase 1b in platinum-resistant, ARID1a-mutated ovarian carcinoma, statements regarding NXP800's mechanism of action and its potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and the timing for completion of the clinical trials. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2Q 2024 Form 10-Q and our other public filings with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

CONDENSED BALANCE SHEETS

(USD in thousands, except per share and share amounts)

(unaudited)

	September 30,	December 31,
	2024	2023
Assets
CURRENT ASSETS
Cash and cash equivalents	$17,169	$19,126
Other current assets	138	59
TOTAL CURRENT ASSETS	17,307	19,185

TOTAL ASSETS	$17,307	$19,185

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payables	$2,261	$2,771
Accrued liabilities	282	415
Employee compensation and benefits	3,773	3,798
TOTAL CURRENT LIABILITIES	6,316	6,984
TOTAL LIABILITIES	6,316	6,984

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of September 30, 2024, and December 31, 2023, 18,572,633, and 17,418,886 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	*	*
Additional paid in capital	77,988	66,446
Accumulated deficit	(66,997)	(54,245)
TOTAL STOCKHOLDERS’ EQUITY	10,991	12,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,307	$19,185

*	Represents an amount lower than $1 USD.

NUVECTIS PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(USD in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
OPERATING EXPENSES:
Research and development	$2,819	$4,486	$8,422	$11,115
General and administrative	1,540	1,672	4,976	4,916

OPERATING LOSS	(4,359)	(6,158)	(13,398)	(16,031)
Finance income	206	277	646	393

NET LOSS	$(4,153)	$(5,881)	$(12,752)	$(15,638)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,153)	$(5,881)	$(12,752)	$(15,638)
BASIC AND DILUTED NET LOSS PER COMMON STOCK OUTSTANDING	$(0.24)	$(0.37)	$(0.75)	$(1.02)
Basic and diluted weighted average number of common stock outstanding	17,230,559	16,104,446	16,898,040	15,341,685